Exhibit 16.1

March 24, 2014

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F Street NE, Mail Stop 6010

Washington DC 20549

Ladies and Gentlemen:

We have reviewed the disclosures concerning Ingenium Accounting Associates made by Sunergy, Inc. in Item 4.01 of its amended Current Report on Form 8-K, and we are in agreement with such disclosures.

Sincerely,

/s/ Ingenium Accounting Associates

4755 Caughlin Parkway, Suite A • Reno, NV 89519

Office 775-827-2312 Fax 775-827-1774 info@IngeniumCPA.com